Exhibit 99.3

Archrock Announces Commencement of Public Offering of Common Stock

HOUSTON, July 22, 2024 – Archrock, Inc. (NYSE: AROC) (“Archrock”) announced today that it has commenced an underwritten public offering (the “offering”) of 11,000,000 shares of its common stock (the “common stock”). Archrock will grant the underwriters an option for 30 days to purchase up to an additional 1,650,000 shares of common stock from Archrock.

Archrock intends to use the net proceeds from the offering to fund the cash portion of the purchase price for the previously announced acquisition of 100% of the issued and outstanding membership interests of Total Operations and Production Services, LLC (“TOPS” and such transaction the “Transaction”), along with cash on hand, borrowings under Archrock’s revolving credit facility and, opportunistically to the extent market conditions warrant, other debt financings. The Transaction is not conditioned on the consummation of the offering and the offering is not conditioned on the consummation of the Transaction. In the event that the Transaction is not completed, the proceeds from the offering will be used for general corporate purposes.

J.P. Morgan, Evercore ISI, Wells Fargo Securities and Citigroup are acting as underwriters for the offering.

When available, copies of the preliminary prospectus supplement, prospectus supplement and accompanying base prospectus relating to the offering may be obtained free of charge on the Securities and Exchange Commission (the “SEC”) website at www.sec.gov or by sending a request to: J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, New York 11717, via telephone at 1-866-803-9204 or via email at prospectus-eq_fi@jpmchase.com; Evercore Group L.L.C., Attention: Equity Capital Markets, 55 East 52nd Street, 35th Floor, New York, New York 10055, by telephone at 1-888-474-0200 or by email at ecm.prospectus@evercore.com; Wells Fargo Securities, LLC, 90 South 7th Street, 5th Floor, Minneapolis, MN 55402, at 800-645-3751 (option #5) or email a request to WFScustomerservice@wellsfargo.com or Citigroup Global Markets, Inc., Attention: Prospectus Department, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, New York 11717, telephone: (800) 831-9146.

The shares of common stock will be offered and sold pursuant to an effective shelf registration statement on Form S-3 previously filed with the SEC.

Important Information

This press release does not constitute an offer to sell or the solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The offering is being made only by means of a prospectus and related prospectus supplement meeting the requirements of Section 10 of the Securities Act of 1933, as amended (the “Securities Act”).

About Archrock

Archrock is an energy infrastructure company with a primary focus on midstream natural gas compression and a commitment to helping its customers produce, compress and transport natural gas in a safe and environmentally responsible way. Headquartered in Houston, Texas, Archrock is a premier provider of natural gas compression services to customers in the energy industry throughout the U.S. and a leading supplier of aftermarket services to customers that own compression equipment. For more information on how Archrock embodies its purpose, WE POWER A CLEANER AMERICA, please visit www.archrock.com.

Forward-Looking Statements

All statements in this release (and oral statements made regarding the subjects of this release) other than historical facts constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and factors that could cause actual results to differ materially from such statements, many of which are outside Archrock’s control. Forward-looking information includes, but is not limited to: statements regarding Archrock’s proposed offering and the proposed Transaction, the completion of such offering and the timing thereof, the intended use of net proceeds from the proposed offering, and the impact of market conditions on such offering.

While Archrock believes that the assumptions concerning future events are reasonable, it cautions that there are inherent difficulties in predicting certain important factors that could impact the future performance or results of its business. The factors that could cause results to differ materially from those indicated by such forward-looking statements include, but are not limited to: the failure to complete the proposed Transaction or to realize the anticipated accretion, dividend growth and coverage, potential synergies and other anticipated strategic benefits of the Transaction within the expected time frames or at all; the possible diversion of management time on Transaction-related issues; the risk that the requisite approvals to complete the Transaction will not be obtained; Archrock’s ability to access the capital markets on acceptable terms, or at all, to fund a portion of the cash consideration for the proposed Transaction; changes in customer, employee or supplier relationships of Archrock or TOPS; local, regional and national economic and financial market conditions and the impact they may have on Archrock, TOPS and their respective customers; future regulatory conditions, including changes in tax laws; conditions in the oil and gas industry, including a sustained decrease in the level of supply or demand for oil or natural gas or a sustained decrease in the price of oil or natural gas; changes in economic conditions in key operating markets; the financial condition of Archrock’s or TOPS’ customers; the failure of any customer of Archrock or TOPS to perform its contractual obligations; changes in safety, health, environmental and other regulations; the effectiveness of Archrock’s control environment, including the identification of control deficiencies; estimated Transaction and integration costs associated with the proposed Transaction; the retention of certain key employees of TOPS; and Archrock’s ability to successfully integrate the operations of TOPS.

These forward-looking statements are also affected by the risk factors, forward-looking statements and challenges and uncertainties described in Archrock’s Annual Report on Form 10-K for the year ended December 31, 2023, and those set forth from time to time in Archrock’s filings with the SEC, which are available at www.archrock.com. Except as required by law, Archrock expressly disclaims any intention or obligation to revise or update any forward-looking statements whether as a result of new information, future events or otherwise.

SOURCE: Archrock, Inc.

For information, contact:

Megan Repine

Vice President, Investor Relations

281-836-8360

investor.relations@archrock.com